UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2022 (October 7, 2022)

Regnum Corp.
(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-222083	82-0832447
(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, 19th Floor

New York,NY 10016

(Address of principal executive offices)

(877) 313-2232

(Registrant’s telephone number, including area code)

n/a

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement

As previously reported on a Form 8-K filed on October 13, 2021, on October 8, 2021, Regnum Corp, (“Regnum”) issued a convertible promissory note (the “Note”) in the principal amount of US$1,500,000 to its principal shareholder, Phoenixus AG (“Phoenixus”), to support clinical development and general expenses.  The principal amount of the Note bears interest at the rate of 3% per annum, payable on maturity or conversion.  The Note was scheduled to mature on October 7, 2022, unless earlier repurchased or converted. Phoenixus has an option to convert the principal and accrued interest under the Note into shares of Regnum common stock at US $0.40 per share, upon Regnum completing an equity financing of at least an additional US $5,000,000 in the aggregate.  To date, no such financing has occurred.

On October 7, 2022, Regnum and Phoenixus entered into an Amendment No. 1 to the Note (the “Note Amendment”) to memorialize their agreement to extend the maturity date of the Note from October 7, 2022 to April 7, 2023.  Except as modified by the Note Amendment, the Note shall remain in full force and effect.

The above description of the Note Amendment is qualified in its entirety by reference to the full text of such Note Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Amendment No. 1 to Convertible Promissory Note.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGNUM CORP.

Dated: October 13, 2022	By:	/s/ Anne Kirby
	Name:	Anne Kirby
	Title:	Chief Executive Officer

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